                                   GUARANTY

                  THIS GUARANTY is made and entered into by PENNSYLVANIA REAL ESTATE INVESTMENT TRUST, a Pennsylvania business trust form (the "Guarantor"), for the benefit of CoreStates Bank, N.A., Firstrust Savings Bank, Fleet Bank, N.A., PNC Bank, National Association, and Summit Bank (the "Banks").

                                  BACKGROUND

                  A. The Guarantor is the sole general partner of Obligor (as hereinafter defined).

                  B. Pursuant to a Revolving Credit Loan Agreement dated September 29, 1997 among the Obligor, CoreStates Bank, N.A., as Agent ("Agent") and the Banks (the "Loan Agreement"), the Banks agreed to make credit facilities available to Obligor. All capitalized terms used but not specifically defined in this Guaranty have the meanings defined in the Loan Agreement.

                  C. To induce Banks to make credit facilities available to Obligor, Banks have required Guarantor to execute and deliver this Guaranty as a condition precedent thereto.

                  NOW, THEREFORE, intending to be legally bound hereby, Guarantor agrees as follows:

                  1. OBLIGOR. The "Obligor" means PREIT Associates, L.P., a Delaware limited partnership.

                  2. OBLIGATIONS. The "Obligations" means all existing and hereafter incurred or arising indebtedness, obligations and liabilities of the Obligor to the Banks, whether absolute or contingent, direct or indirect, and arising out of the Loan Agreement and the other Loan Documents, and includes, without limitation, all matured and unmatured indebtedness, obligations and liabilities of the Obligor under or in connection with existing and future Advances evidenced by the Notes or otherwise or under Letters of Credit, including without limitation all interest, expenses, costs (including collection costs) and fees (including reasonable attorney's fees and prepayment fees) incurred, arising or accruing (whether prior or subsequent to the filing of any bankruptcy petition by or against any Obligor) under or in connection with any of the foregoing. If the term "Obligor" includes more than one person or entity, the Obligations shall include all Obligations of any one or more of such persons or entities, whether such Obligations are individual, joint, several or joint and several.

                  3. UNCONDITIONAL GUARANTY. In consideration of any existing Obligations and any Obligations which may hereafter arise or be incurred, Guarantor, intending to be legally bound, absolutely and unconditionally (and jointly and severally if more than one) guaranties to Banks, and becomes surety for, the prompt payment, performance and satisfaction when due (whether by stated maturity, demand, acceleration or otherwise) of all Obligations. The obligations of Guarantor hereunder shall continue in full force and effect irrespective of the validity, legality or enforceability of any agreements, notes or documents pursuant to which any of the Obligations arise, or the existence, value or condition of any collateral for any of the Obligations, or of any other guaranty of


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the Obligations, or any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor.

                  4. COST OF ENFORCEMENT. Guarantor agrees to pay Banks all costs and expenses (including reasonable attorney's fees) at any time incurred by or on behalf of Banks in the enforcement of this Guaranty against Guarantor.

                  5. PAYMENT BY GUARANTOR. Payment by Guarantor is due upon demand by Banks after the occurrence of an event of default under the Obligations and is payable in immediately available funds in lawful money of the United States of America.

                  6. CONTINUING GUARANTY. This Guaranty shall continue in full force and effect with respect to Guarantor and may not be revoked until all existing Obligations and all Obligations hereafter incurred or arising have been paid, performed and satisfied in full.

                  7. WAIVERS AND CONSENTS BY GUARANTOR. Guarantor unconditionally consents to, and waives as a defense to liability hereunder, each of the following: (a) any waiver, inaction, delay or lack of diligence by Agent or Banks or others on behalf of Banks in enforcing its rights against any Obligor or in any property, or the unenforceability of any such rights, including any failure to perfect, protect or preserve any lien or security interest which may be intended directly or indirectly to secure any of the Obligations, and the absence of notice thereof to Guarantor, (b) the absence of any notice of the incurrence or existence of any Obligation, (c) any action, and the absence of notice thereof to Guarantor, taken by Agent or Banks or any Obligor with respect to any of the Obligations, including any release, subordination or substitution of any collateral or release, termination, compromise, modification or amendment of any instrument executed by or applicable to any Obligor or of any claim, right or remedy against any Obligor or any property, (d) any impairment of Guarantor's right to reimbursement by way of subrogation, indemnification or contribution, (e) any other action taken or omitted by Agent or Banks in good faith with respect to the Obligations, (f) the absence or inadequacy of any formalities of every kind in connection with enforcement of the Obligations, including presentment, demand, notice and protest, and (g) the waiver of any rights of Banks under or any action taken or omitted by Agent or Banks with respect to any other guaranty of the Obligations.

                  8. OTHER AGREEMENTS BY GUARANTOR. Guarantor agrees that there shall be no requirement that Banks document its acceptance of this Guaranty, evidence its reliance thereon, or that Agent or Banks take any action against any person or any property prior to taking action against Guarantor. Guarantor further agrees that Banks' rights and remedies hereunder shall not be impaired or subject to any stay, suspension or other delay as a result of any Obligor's insolvency or as a result of any proceeding applicable to Obligor or Obligor's property under any bankruptcy or insolvency law. Guarantor also agrees that payments and other reductions on the Obligations may be applied to such of the Obligations and in such order as Banks may elect.


                                     (2)

                  9. SUBROGATION AND SIMILAR RIGHTS. Guarantor will not exercise any rights with respect to Banks or any Obligor related to or acquired in connection with or as a result of its making of this Guaranty which it may acquire by way of subrogation, indemnification or contribution, by reason of payment made by it hereunder or otherwise, until after the date on which all of the Obligations shall have been satisfied in full. Until such time any such rights against the Obligor shall be fully subordinate in lien and payment to any claim in connection with the Obligations which Banks, or any of them, now or hereafter has against the Obligor. If any amount shall be paid to Guarantor on account of such subrogation, indemnification or contribution at any time when all of the Obligations and all other expenses guaranteed pursuant hereto shall not have been paid in full, such amount shall be held in trust for the benefit of Banks, shall be segregated from the other funds of Guarantor and shall forthwith be paid over to Agent to be applied in whole or in part by Banks against the Obligations, whether matured or unmatured, in such order as the Banks shall determine in its sole discretion. If Guarantor shall make payment to Agent or Banks of all or any portion of the Obligations and all of the Obligations shall be paid in full, Guarantor's right of subrogation shall be without recourse to and without any implied warranties by Banks and shall remain fully subject and subordinate to Agent's and Banks' right to collect any other amounts which may thereafter become due to the Banks by the Obligor in connection with the Obligations.

                  10. REINSTATEMENT OF LIABILITY. If any claim is made upon the Banks for repayment or recovery of any amount or amounts received by Banks in payment or on account of any Obligations and Banks repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over the Banks or any of its property, or (b) any settlement or compromise in good faith with any such claimant (including Obligor), then, and in such event, Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Guarantor, notwithstanding any termination hereof or the cancellation of any note or other instrument evidencing any Obligation, and Guarantor shall remain liable to the Banks hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by Banks.

                  11. EFFECT OF OTHER AGREEMENTS. The provisions of this Guaranty are cumulative and concurrent with Agent's or Banks' rights and remedies against Guarantor under any existing or future agreement pertaining to or evidencing any of the Obligations. No such additional agreement shall be deemed a modification or waiver hereof unless expressly so agreed by Banks in writing. If any Bank holds any other guaranty or surety agreement applicable to any of the Obligations, the liability of Guarantor hereunder shall be joint and several with each party obligated on such other guaranty or surety agreement, unless otherwise agreed by Banks in writing.

                  12. GUARANTOR'S ADDRESS. Guarantor warrants and represents that the address set forth below is Guarantor's correct mailing address and agrees immediately to notify Banks in the event of any change therein.

                  13.      MISCELLANEOUS.


                                      (3)


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                      (a) No amendment of any provision of this Guaranty shall
be effective unless it is in writing and signed by Guarantor and Banks, and no waiver of any provisions of this Guaranty, and no waiver or consent to any departure by Guarantor therefrom, shall be effective unless it is in writing and signed by Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                      (b) Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

                      (c) The obligations of Guarantor hereunder shall not be subject to any counterclaim, setoff, deduction or defense based upon any related or unrelated claim which Guarantor may now or hereafter have against Agent, Banks or any Obligor, except payment of the Obligations, and shall not be affected by any change in Obligor's legal status or ownership or by any change in corporate, partnership or other organizational structure applicable to Obligor.

                      (d) This Guaranty shall (i) be binding on Guarantor and its successors and assigns, and (ii) inure, together with all rights and remedies of Banks hereunder, to the benefit of the Banks and its successors, transferees and assigns. Notwithstanding the foregoing clause (i), none of the rights or obligations of any Guarantor hereunder may be assigned or otherwise transferred without the prior written consent of the Banks.

                      (e) This Guaranty shall be governed by and construed in accordance with the internal laws, and not the law of conflicts, of the Commonwealth of Pennsylvania.

                  14. CONSENT TO JURISDICTION AND VENUE. IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATED TO THIS GUARANTY OR THE RELATIONSHIP EVIDENCED HEREBY, THE UNDERSIGNED PARTY HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN ANY COUNTY IN THE COMMONWEALTH OF PENNSYLVANIA WHERE AGENT MAINTAINS AN OFFICE AND AGREES NOT TO RAISE ANY OBJECTION TO SUCH JURISDICTION OR TO THE LAYING OR MAINTAINING OF THE VENUE OF ANY SUCH PROCEEDING IN SUCH COUNTY. THE UNDERSIGNED PARTY AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE DULY EFFECTED UPON IT BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO THE UNDERSIGNED PARTY.

                  15. WAIVER OF JURY TRIAL. THE UNDERSIGNED HEREBY WAIVES, AND BANKS BY THEIR ACCEPTANCE HEREOF THEREBY WAIVES, TRIAL BY JURY IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS GUARANTY OR THE RELATIONSHIP EVIDENCED HEREBY. THIS PROVISION IS A MATERIAL



                                     (4)


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INDUCEMENT FOR BANKS TO ENTER INTO, ACCEPT OR RELY UPON THIS GUARANTY.

                  16. The name and designation Pennsylvania Real Estate Investment Trust is the designation of the Trustees from time to time under the Trust Agreement amended and restated as of September 29, 1997 and, and all persons dealing with the Pennsylvania Real Estate Investment Trust must look solely to the Trust property for the enforcement of any claims against the Pennsylvania Real Estate Investment Trust, as neither the Trustees, officers, agents or shareholders of the Pennsylvania Real Estate Investment Trust assume any personal liability for



                                     (5)


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obligations entered into by the Pennsylvania Real Estate Investment Trust by reason of their status as said Trustee, officer, agent or shareholder.

                  IN WITNESS WHEREOF, each Guarantor has executed this Guaranty under seal as of the 30th day of September, 1997.



                                     PENNSYLVANIA REAL ESTATE
                                     INVESTMENT TRUST


                                     By: /s/ Jeffrey A. Linn
                                         -------------------------------
                                             Jeffrey A. Linn,
                                             Senior Vice President -Acquisitions

                                     Trustee
                                     Address:  455 Pennsylvania Avenue,
                                               Suite 350
                                               Fort Washington, PA 19034


                                     (6)